Exhibit 10.6


PNC BANK LETTERHEAD



July 8, 1999


inTEST Corporation
2 Pin Oak Lane
Cherry Hill, NJ  08003
Attention:  Hugh T. Regan, Jr.

Re:  Review of Expiration Date for Committed Line of Credit

Dear Mr. Regan:

We are pleased to inform you that your committed line of credit has been renewed. The Expiration Date, as set forth in that certain Amended and Restated Loan Agreement dated June 30, 1996, and in the Amended and Restated Committed Line of Credit Note executed and delivered pursuant to that Amended and Restated Loan Agreement, has been extended from June 29, 1999 to June 28, 2000, effective on June 30, 1999. All other terms and conditions of the Amended and Restated Committed Line of Credit Note and the Amended and Restated Loan Agreement remain in full force and effect.

It has been a please working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION



By:  /s/Denise Viola Monahan
     ----------------------------
     Denise Viola Monahan
     Vice President